SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the retirement of David Bulger, the Chief Financial Officer of Innkeepers USA Trust (the “Company”), the Company and Mr. Bulger entered into a separation agreement, which provides for

(a)	Mr. Bulger to continue in his duties until a mutually agreeable date which shall be (i) no earlier than filing with the SEC of the Company’s 2004 Annual Report on Form 10-K and (ii) no later than (1) the filing with the SEC of the Company’s Form 10-Q for the quarter ended March 31, 2005 and (2) the date of the Company’s 2005 annual shareholders meeting;

(b)	a cash severance payment to Mr. Bulger of no more than $342,500; and

(c)	the vesting of 10,000 restricted common shares of the Company held by Mr. Bulger.

This summary is qualified in its entirety by reference to the separation agreement, which is attached as an exhibit to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announced today that Mr. Bulger, its Chief Financial Officer, plans to retire. Please see Item 1.01 above. Mr. Bulger and the Company have no disagreements with respect to any matter, including but not limited to with respect to any accounting-related policy or matter. The Company will conduct a search for a replacement to Mr. Bulger.

Item 7.01 Regulation FD Disclosure

A copy of a press release announcing Mr. Bulger’s retirement is furnished as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits.

10.1	Separation Agreement between Innkeepers USA Trust and David Bulger, dated February 2, 2005.

99.1	Press release of Innkeepers USA Trust dated February 2, 2005, announcing the retirement of its Chief Financial Officer, David Bulger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: February 2, 2005	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement between Innkeepers USA Trust and David Bulger, dated February 2, 2005.

99.1	Press release of Innkeepers USA Trust dated February 2, 2005, announcing the retirement of its Chief Financial Officer, David Bulger.